                                                               EXHIBIT 3.1(b)

                                                            F I L E D
                                                      IN THE OFFICE OF THE
                                                    SECRETARY OF STATE OF THE
                                                         STATE OF NEVADA
                          ARTICLES OF INCORPORATION
                                                          APRIL 30, 1975
                                      OF
                                                          WM. SWACKHAMER-
                              VILLA BONITA OESTE        SECRETARY OF STATE
                                                      /s/ William Swackhamer
                                                          No.  1265-75
KNOW ALL MEN BY THESE PRESENTS:                           ------------

        That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the laws of the State of Nevada, and we do hereby certify that:


                                      I.

        The name of this corporation shall be:

                              VILLA BONITA OESTE

                                     II.

        The principal office and place of business in Nevada of this corporation shall be located at 516 S. Third Street, Las Vegas, Clark County, Nevada.

        Offices for the transaction of any business of the corporation, and where meetings of the Board of Directors and of the stockholders may be held, may be established and maintained in any other part of the State of Nevada, or in any other state, territory, or possession of the United States of America, or in any foreign country.

                                     III.

        The nature of the business and objects and purposes proposed to be transacted, promoted or carried on by the corporation are:

        (a) to engage in any lawful activity.

                                     IV.

        The total authorized capital stock of the corporation shall consist of Two Thousand (2,000) shares with no par value, all of which shall be entitled to voting power.





                                                             Page 1 of 3 pages

                                      V.

        The members of the governing board of the corporation shall be styled Directors, and the number thereof at the inception of this corporation shall be three (3) or more. The number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of the corporation and the statutes of the State of Nevada. Directors need not be shareholders, but shall be of full age and at least one shall be a citizen of the United States. The names and post office addresses of the first Board of Directors, which shall consist of three (3) persons, and who shall hold office until their successors are duly elected and qualified, are as follows:

        NAMES                             POST OFFICE ADDRESSES
        -----                             ---------------------
        FLOYD M. WRIGHT           4501 Rochelle Avenue, Las Vegas, Nevada
        BRIAN K. WRIGHT           4501 Rochelle Avenue, Las Vegas, Nevada
        JOHN H. MIDBY             3700 Las Vegas Bl.S., Las Vegas, Nevada

                                     VI.

        The capital stock of the corporation, after the amount of the subscription price has been paid in money, property, or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

                                     VII.

        This corporation shall have perpetual existence.

                                     VIII.

        The names and addresses of the incorporators signing these Articles of Incorporation are as follows:

        NAMES                             POST OFFICE ADDRESSES
        -----                             ---------------------
        FLOYD M. WRIGHT           4501 Rochelle Avenue, Las Vegas, Nevada
        BRIAN K. WRIGHT           4501 Rochelle Avenue, Las Vegas, Nevada
        JOHN H. MIDBY             3700 Las Vegas Bl.S., Las Vegas, Nevada





                                                            Page 2 of 3 pages

      IN WITNESS HEREOF, the undersigned incorporators have executed these Articles of Incorporation this 18th day of April, 1975.
                               ----        -----

                                              /s/ FLOYD M. WRIGHT
                                              ----------------------------
                                              FLOYD M. WRIGHT

                                              /s/ BRIAN K. WRIGHT
                                              ----------------------------
                                              BRIAN K. WRIGHT

                                              /s/ JOHN H. MIDBY
                                              ----------------------------
                                              JOHN H. MIDBY



STATE OF NEVADA  )
                 ) SS:
COUNTY OF CLARK  )


       On this 18th day of April, 1975, personally appeared before me, a Notary Public, FLOYD M. WRIGHT, BRIAN K. WRIGHT and JOHN H. MIDBY, who acknowledged to me that they executed the foregoing Articles of Incorporation, and they acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

                                               /s/ DANIEL F. BYRON
                                               ---------------------------
                                               NOTARY PUBLIC

(SEAL)





                                                             Page 3 of 3 pages

        Office of                                            FILED
   WM. D. SWACKHAMER                                  May 15  3 21PH '75
  Secretary of State                                     Loretta Bowman
                                                              Clerk
                                                         David Purcell


                             THE STATE OF NEVADA
                                    (SEAL)
                             DEPARTMENT OF STATE



      I, Wm. D. Swackhamer, the duly elected, qualified and acting Secretary of State of the State of Nevada, do hereby certify that the annexed is a true, and correct transcript of the original Articles of Incorporation of




                              VILLA BONITA OESTE




as the same appears on file and on record in this office.



                                 IN WITNESS WHEREOF, I have hereunto set my
                                    hand and affixed the Great Seal of State, at my office in Carson City, Nevada, this
       (SEAL)                       30th day of April, A. D., 1975

                                          WM. D. SWACKHAMER
                                          -----------------------------------
                                                           Secretary of State
                                          By
                                             --------------------------------
                                                                       Deputy



Form 4